UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 5, 2010

NEXT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-25247	95-4675095
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

7625 HAMILTON PARK DRIVE, SUITE 12, CHATTANOOGA, TENNESSEE 37421
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(423) 296-8213
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On October 5, 2010, the Board of Directors of Next, Inc. (the "Company") approved the voluntary suspension of its duty to file periodic and other reports with the Securities and Exchange Commission (the "SEC") and the voluntary deregistration of its common stock under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").  These actions will result in the Company no longer being a reporting issuer to the SEC. In accordance with the resolutions adopted by its Board of Directors, the Company will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 ("Form 15") with the SEC.  The Company is eligible to suspend its reporting obligations and deregister its common stock because it has fewer than 300 stockholders of record.

The Company is taking this action voluntarily and not based on its receipt of any notice indicating that the Company failed to satisfy any Exchange Act rule or applicable listing standard nor because it was aware of any material noncompliance with any such rule or standard.

Upon the filing of Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will be immediately suspended.  The deregistration itself is expected to be made effective by the SEC within 90 days of the filing of the Form 15. The Company expects that after the deregistration of its common stock, the shares of the Company's common stock will no longer be quoted on the Over the Counter Bulletin Board, but its common stock is expected to continue to be quoted on Pink Sheets, LLC ("Pink Sheets"), an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies.  The Company, however, can provide no assurance that any broker will continue to make a market in the Company's shares, or that the Company's shares will continue to be quoted on Pink Sheets or on any other forum.

The Company is in its final stage of closing permanently.  As stated in previously filed 8-K's, after the sale of its remaining assets and the payment of all liabilities, costs and expenses, and upon complying all corporate and regulatory requirements, the Company intends to distribute any remaining cash to its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:  October 5, 2010

By: /s/ Robert M. Budd

Robert M. Budd

President and Chief Executive Officer